Exhibit 99



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 11-K




  ---------------------------------------------------------------------------



               [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]



                   For the Fiscal Year Ended December 31, 1997



                                       OR



             { } TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]



                         Commission File Number: 1-13962



                         INSIGNIA FINANCIAL GROUP, INC.
                         401(k) RETIREMENT SAVINGS PLAN


                              (Full Title of Plan)


                         INSIGNIA FINANCIAL GROUP, INC.
                          ONE INSIGNIA FINANCIAL PLAZA
                              POST OFFICE BOX 1089
                        GREENVILLE, SOUTH CAROLINA 29602



           (Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office)

                            Financial Statements and
                             Supplemental Schedules

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                     Years ended December 31, 1997 and 1996
                       with Report of Independent Auditors

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                 Financial Statements and Supplemental Schedules


                     Years ended December 31, 1997 and 1996




                                    Contents

Report of Independent Auditors................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits, With Fund Information........2
Statements of Changes in Net Assets Available for Benefits,
  With Fund Information ......................................................4
Notes to Financial Statements.................................................6


Supplemental Schedules

Schedule of Assets Held for Investment Purposes at December 31, 1997
   (Form 5500 - 27a).........................................................13
Schedule of Loans or Fixed Income Obligations at December 31, 1997
   (Form 5500 - 27b).........................................................14
Schedule of Reportable Transactions for the year ended December 31, 1997
   (Form 5500 - 27d).........................................................16




Note:Supplemental Schedules, other than those listed above, are omitted because of the absence of the conditions under which they are required by Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 or because the required information is included in the financial statements or notes thereto.

                         Report of Independent Auditors


Advisory Committee
Insignia Financial Group, Inc.
   401(k) Retirement and Savings Plan


We have audited the accompanying statements of net assets available for benefits of Insignia Financial Group, Inc. 401(k) Retirement Savings Plan as of December 31, 1997 and 1996 and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997, loans or fixed income obligations as of December 31, 1997 and reportable transactions for the year ended December 31, 1997 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The Fund Information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects to the financial statements taken as a whole.




June 5, 1998


                                  Insignia Financial Group, Inc. 401(k) Retirement Savings Plan

                             Statements of Net Assets Available for Benefits, With Fund Information

                                                        December 31, 1997



                                                                         Fund Information
                                      ---------------------------------------------------------------------------------------------

                                                                                               Evergreen
                                      Evergreen  Evergreen    Stable               Insignia      Short-
                                        Value    Balanced   Investment     Loan      Stock    Intermediate Fidelity
                                        Fund       Fund      Fund II       Fund      Fund       Bond Fund Contrafund    Total
                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------

Assets
Investments at fair value (Note 3):
   Mutual Funds                     $11,451,693 $9,604,690 $        -  $        -  $        -   $922,642  $6,786,796 $28,765,821
   Common Trust Fund                          -          -  5,363,155           -           -          -           -   5,363,155
   Participant notes receivable               -          -          -   1,674,733           -          -           -   1,674,733
   Insignia Stock Fund                        -          -          -           -   3,287,855          -           -   3,287,855
                                    -----------------------------------------------------------------------------------------------
Total investments                    11,451,693  9,604,690  5,363,155   1,674,733   3,287,855    922,642   6,786,796  39,091,564

Receivables:
   Employer's contribution               14,049     11,347      6,484           -       7,025      1,621      13,509      54,035
   Participants' contributions           40,170     33,244      5,541           -      22,163      4,156      33,244     138,518
                                      ---------------------------------------------------------------------------------------------
Total receivables                        54,219     44,591     12,025           -      29,188      5,777      46,753     192,553
                                      ---------------------------------------------------------------------------------------------
Net assets available for benefits   $11,505,912 $9,649,281 $5,375,180  $1,674,733  $3,317,043   $928,419  $6,833,549 $39,284,117
                                    ===============================================================================================



See accompanying notes.

                                       Insignia Financial Group, Inc. 401(k) Retirement Savings Plan

                                  Statements of Net Assets Available for Benefits, With Fund Information

                                                             December 31, 1996



                                                                          Fund Information
                                      ---------------------------------------------------------------------------------------------
                                                                                                  Evergreen
                                        Evergreen   Evergreen     Stable                 Insignia    Short-
                                          Value      Balanced   Investment     Loan       Stock  Intermediate Fidelity
                                          Fund         Fund       Fund II      Fund        Fund    Bond Fund Contrafund     Total
                                      ---------------------------------------------------------------------------------------------
                                      ---------------------------------------------------------------------------------------------

Assets
Investments at fair value (Note 3):
   Mutual Funds                        $7,932,741  $7,361,750   $                      $         - $615,028  $4,009,871 $19,919,390
                                                                         -           -
   Common Trust Fund                            -           -    5,107,440           -           -        -           -   5,107,440
   Participant notes receivable                 -           -            -   1,016,614           -        -           -   1,016,614
   Insignia Stock Fund                          -           -            -           -   2,969,447        -           -   2,969,447
                                   ------------------------------------------------------------------------------------------------
Total investments                       7,932,741   7,361,750    5,107,440   1,016,614   2,969,447  615,028   4,009,871  29,012,891

Receivables:
  Employer's contribution                   8,702       9,237        7,167           -       7,164    1,296       5,207      38,773
  Participants' contributions              21,638      22,852       17,762           -      17,816    3,232      13,473      96,773
                                   ------------------------------------------------------------------------------------------------
Total receivables                          30,340      32,089       24,929           -      24,980    4,528      18,680     135,546
                                   ------------------------------------------------------------------------------------------------
Net assets available for benefits      $7,963,081  $7,393,839   $5,132,369  $1,016,614  $2,994,427 $619,556  $4,028,551 $29,148,437
                                   ================================================================================================



See accompanying notes.

                                Insignia Financial Group, Inc. 401(k) Retirement Savings Plan

                      Statements of Changes in Net Assets Available for Benefits, With Fund Information

                                                Year ended December 31, 1997



                                                                          Fund Information
                                          -----------------------------------------------------------------------------------------
                                                                                                  Evergreen
                                          Evergreen   Evergreen     Stable              Insignia    Short-
                                            Value      Balanced   Investment   Loan      Stock   Intermediate Fidelity
                                            Fund         Fund       Fund II    Fund       Fund    Bond Fund  Contrafund   Total
                                          -----------------------------------------------------------------------------------------
Additions to net assets attributed to
Investment income:
   Net appreciation in fair value of
     investments (Note 3)                 2,225,078  $1,642,058 $  277,724 $           $  112,727 $ 47,636 $1,024,442 $ 5,329,665
                                                                                 -
   Interest                                       9          22        260    113,339           4        5      1,728     115,367
                                        -------------------------------------------------------------------------------------------
                                          2,225,087   1,642,080    277,984    113,339     112,731   47,641  1,026,170   5,445,032
Contributions:
   Participants                           2,024,971   1,640,821    997,151          -   1,016,379  299,145  1,986,108   7,964,575
   Employer                                 742,419     635,003     93,334          -     403,774   90,796    621,409   2,586,735
                                         ------------------------------------------------------------------------------------------
                                          2,767,390   2,275,824  1,090,485          -   1,420,153  389,941  2,607,517  10,551,310
                                         ------------------------------------------------------------------------------------------
Total additions                           4,992,477   3,917,904  1,368,469    113,339   1,532,884  437,582  3,633,687  15,996,342

Deductions from net assets attributed
to Benefits paid to participants          1,638,950   1,390,660  1,227,207    281,163     475,527  100,492    838,477   5,952,476
Administrative expenses                       4,177       4,159      2,663          -       1,668      226      1,749      14,642
                                         ------------------------------------------------------------------------------------------
Total deductions                          1,643,127   1,394,819  1,229,870    281,163     477,195  100,718    840,226   5,967,118
                                         ------------------------------------------------------------------------------------------

Net increase (decrease) prior to          3,349,350   2,523,085    138,599   (167,824)  1,055,689  336,864  2,793,461  10,029,224
   transfers
Transfers from other plans (Note 7)           8,704       8,035      8,068     66,746       2,996    1,216     10,691     106,456
Interfund transfers (net)                   184,777    (275,678)    96,144    759,197    (736,069) (29,217)       846           -
                                         ------------------------------------------------------------------------------------------
Net increase                              3,542,831   2,255,442    242,811    658,119     322,616  308,863  2,804,998  10,135,680
Net assets available for benefits at
   December 31, 1996                      7,963,081   7,393,839  5,132,369  1,016,614   2,994,427  619,556  4,028,551  29,148,437
                                         ------------------------------------------------------------------------------------------
Net assets available for benefits at
   December 31, 1997                    $11,505,912  $9,649,281 $5,375,180 $1,674,733  $3,317,043 $928,419 $6,833,549 $39,284,117
                                        ===========================================================================================

See accompanying notes.

                                       Insignia Financial Group, Inc. 401(k) Retirement Savings Plan

                            Statements of Changes in Net Assets Available for Benefits, With Fund Information

                                                       Year ended December 31, 1996



                                                                          Fund Information
                                          -----------------------------------------------------------------------------------------
                                                                                                  Evergreen
                                           Evergreen   Evergreen   Stable                Insignia   Short-
                                             Value     Balanced  Investment     Loan      Stock  Intermediate Fidelity
                                             Fund         Fund     Fund II      Fund       Fund   Bond Fund  Contrafund     Total
                                          -----------------------------------------------------------------------------------------
Additions to net assets attributed to
Investment income:
   Net appreciation in fair value of
     investments (Note 3)                 $1,103,983 $  686,121  $ 193,844 $        -  $   48,304  $ 14,956  $  367,021 $ 2,414,229

   Interest                                    3,864      2,235      3,992     66,058         625       403       1,691      78,868
                                          -----------------------------------------------------------------------------------------
                                           1,107,847    688,356    197,836     66,058      48,929    15,359     368,712   2,493,097
Contributions:
   Participants                            2,178,174  1,856,376  1,319,527          -   1,118,211   314,467   1,542,911   8,329,666
   Employer                                  566,988    554,950    383,856          -     320,230    58,179     328,983   2,213,186
                                          -----------------------------------------------------------------------------------------
                                           2,745,162  2,411,326  1,703,383          -   1,438,441   372,646   1,871,894  10,542,852
                                          -----------------------------------------------------------------------------------------
Total additions                            3,853,009  3,099,682  1,901,219     66,058   1,487,370   388,005   2,240,606  13,035,949

Deductions from net assets attributed to
Benefits paid to participants                926,028    884,435    541,479    124,114     205,292    26,113     100,822   2,808,283
Administrative expenses                        3,425      3,829      2,267          -       1,165        56         516      11,258
                                          -----------------------------------------------------------------------------------------
Total deductions                             929,453    888,264    543,746    124,114     206,457    26,169     101,338   2,819,541
                                          -----------------------------------------------------------------------------------------

Net increase (decrease) prior to           2,923,556  2,211,418  1,357,473    (58,056)  1,280,913   361,836   2,139,268  10,216,408
   transfers
Interfund transfers (net)                   (490,340   (494,138)  (242,268)   531,482     343,826     1,589     349,849          -
Transfers from other plans (Note 7)          869,211    575,560  1,064,624      5,786     561,615   177,353   1,067,184   4,321,333
                                          -----------------------------------------------------------------------------------------
Net increase                               3,302,427  2,292,840  2,179,829    479,212   2,186,354   540,778   3,556,301  14,537,741
Net assets available for benefits at
   December 31, 1995                       4,660,654  5,100,999  2,952,540    537,402     808,073    78,778     472,250  14,610,696
                                          -----------------------------------------------------------------------------------------
Net assets available for benefits at
   December 31, 1996                      $7,963,081 $7,393,839 $5,132,369 $1,016,614  $2,994,427  $619,556  $4,028,551 $29,148,437
                                          =========================================================================================

See accompanying notes.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                          Notes to Financial Statements

                                December 31, 1997


1. Significant Accounting Policies

Investments

The Insignia Financial Group, Inc. 401(k) Retirement Savings Plan's ("the Plan") investments are stated at fair value. The fair value of the participation units owned by the Plan in common and collective trust funds held by the trustee are based on quoted redemption values on the last business day of the Plan year. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year.

The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

The participant notes receivable are valued at cost which approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. Description of the Plan

The following description of the Plan provides only general information. Participants should refer to the Plan Document for a more complete description of the Plan's provisions. Copies of the Plan Document are available from the Advisory Committee.

General

Effective January 1, 1992, Insignia Financial Group, Inc. (the "Company") established the Plan for the benefit of its eligible employees. Any employee may elect to participate in the Plan following attainment of age 21 and completion of one year of service with open enrollment on January 1 and July 1 of each year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




2. Description of the Plan (continued)

Contributions

Plan participants are able to contribute up to 15% of their compensation to a deferred before-tax contribution account. The Company, at the beginning of each Plan year, will determine the amount of any discretionary matching contributions to be made to the Plan during that year. The Company elected to make a contribution equal to 50% of a participants' contribution, up to a maximum of 6% of compensation for the year ended December 31, 1997.

Participant Accounts

Each participant's account is credited with the participant's and Company's matching contributions and an allocation of plan earnings based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account. Forfeited balances of terminated participants' nonvested accounts are allocated among the plan participant' accounts. Total forfeitures for 1997 and 1996 were $449,185 and $298,514, respectively.

Investment Options

Upon enrollment in the Plan, participants may designate how their contributions and those of the Company are to be apportioned between the following six investment options. The funds are managed by First Union National Bank (see Note
10).

     Evergreen Value Fund - broadly diversified common stock fund where the primary objective is to achieve superior long-term returns through capital appreciation and dividend income.

     Evergreen Balanced Fund - diversified fund comprised of common stocks, U.S. Government and Agency obligations, corporate bonds, money market instruments and financial futures. The primary objective is to achieve long-term returns through a combination of capital appreciation, interest, and dividend income.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




2. Description of the Plan (continued)

     Stable Investment Fund II - investments of the fund include Guaranteed Investment Contracts (GICs), floating rate corporate bonds, Bank Investment Contracts (BICs) and traditional money market instruments such as certificates of deposit and commercial paper. The primary objective is to achieve high returns and maintain an emphasis on the preservation of principal.

     Insignia Stock Fund - investments in the common stock of the Company.

     Evergreen Short-Intermediate Bond Fund - diversified portfolio of investment grade, fixed income investments consisting of U.S. Government and Agency obligations, corporate bonds, cash equivalents, and other instruments where the primary objective is a high level of current income.

     Fidelity Contrafund - invests primarily in common stock and securities convertible into common stock of companies that are not currently favored by the public but show potential for capital appreciation.

Participants may change their investment options daily.

Vesting

Contributions by employees are 100% vested and nonforfeitable. Employees become vested in the Company's matching contributions on a graduated basis with 100% vesting occurring after the completion of seven years of service.

Participant Notes Receivable

Loans to participants are permitted under Plan provisions. Each participant may borrow up to 50% of his or her vested balance with the term of the loan not exceeding five years. The interest rate used will be prime plus one percent with payments of the loan being made through employee payroll deductions.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




2. Description of the Plan (continued)

Payment of Benefits

Upon termination, death, disability, or retirement, a participant may receive a lump-sum amount equal to the vested value of his or her account.

Plan Termination

Although it has not expressed any intent to do so, the Company has the right to terminate the Plan subject to the provisions of ERISA. In the event the Plan is terminated, participants will become 100% vested in their accounts.

3. Investments

The investments of the Plan are held by First Union National Bank (see Note 10). The fair value of individual assets that represent five percent or more of the Plan's net assets is as follows:

                                                             December 31
                                                        1997             1996
                                                        ---------------------
                                                        ---------------------

First Union National Bank - Evergreen Value Fund    $11,451,693      $7,932,741
First Union National Bank - Evergreen Balanced
   Fund                                               9,604,690       7,361,750
First Union National Bank - Stable Investment
   Fund II                                            5,363,155       5,107,440
Insignia Stock Fund                                   3,287,855       2,969,447
Fidelity Investments, Inc. - Fidelity Contrafund      6,786,796       4,009,871


4. Income Tax Status

The Internal Revenue Service ruled on April 4, 1996 that the Plan qualifies under Section 401(a) of the Internal Revenue Code (IRC) and, therefore, the related trust is not subject to tax under present income tax law. The Plan has subsequently been amended. The Plan is required to operate in conformity with the IRC to maintain its qualification. The Advisory Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




5. Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                           December 31
                                                      1997            1996
                                                      --------------------

Net assets available for benefits per the
  financial statements                         $39,284,117         $29,148,437
Participants' contributions receivable            (138,518)            (96,773)
Employer's contribution receivable                 (54,035)            (38,773)
Miscellaneous cash                                       -                   3
                                                   ----------------------------
Net assets available for benefits per the
  Form 5500                                    $39,091,564         $29,012,894
                                               ================================

The following is a reconciliation of participant and employer contributions per the financial statements to the Form 5500:



                                                      Year ended December 31
                                                      1997              1996
                                                      ----------------------

Participants' contributions per the
  financial statements                        $  7,964,575        $  8,329,666
Participants' contributions receivable -
  December 31, 1997                               (138,518)            (96,773)
Participants' contributions receivable -
  December 31, 1996                                 96,773                   -
Miscellaneous                                       (1,500)                704
                                              ---------------------------------
Participants' contributions per the Form 5500 $  7,921,330        $  8,233,597
                                              =================================

Employer's contribution per the financial
  statements                                  $  2,586,735        $  2,213,186
Employer's contribution receivable -
  December 31, 1997                                (54,035)            (38,773)
Employer's contribution receivable -
  December 31, 1996                                 38,773                   -
Miscellaneous                                        2,166                 (28)
                                              ---------------------------------
Employer's contribution per the Form 5500     $  2,573,639        $  2,174,385
                                              =================================



                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




6. Transactions with Parties-in-Interest

Certain fees incurred during the year for legal, accounting and other services were paid by the Company on behalf of the Plan.

7. Acquisitions

The Company and its affiliated entities are active participants in the property management and real estate service industries. During 1997, Insignia completed the acquisition of certain property management and brokerage companies, including the following: Restenberg-Doern, Inc.; HMB Property Services, Inc.; Frain, Camins & Swartchild, Inc.; The Related Companies of Florida; Radius Retail Advisors; Forum Properties, Inc.; Realty One, Inc. and affiliated companies; 100% of the Class B stock of First Winthrop Corporation and a general partnership interest in Winthrop Financial Associates; and Barnes, Morris, Pardoe & Foster. In addition, the Company expanded internationally with the purchase of 60% of the stock of Compagnia di Amministrazione e Gestioni Immobiliare S.p.A. ("CAGISA"), a privately held property management company in Italy. Due to these and various other smaller acquisitions, the Company continued to experience significant increases in eligible participants and rollover contributions to the Plan during 1997. The Plan was amended effective the date of acquisition to include past service credit for purposes of eligibility for the employees of each of these acquisitions. However, past service credit was not allowed for vesting purposes.

8. Credit and Market Risk of Plan Assets

The majority of Plan assets are invested with First Union National Bank in mutual funds and common trust funds. Such an investment is subject to credit and market risk associated with (1) the credit worthiness of First Union National Bank, (2) the credit worthiness of underlying security issuers and (3) fluctuations in market values inherent with changes in interest rates and economic conditions.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan

                    Notes to Financial Statements (continued)




9. Year 2000 Issue  (Unaudited)

The Plan Sponsor has developed a plan to modify its internal information technology to be ready for the year 2000 and has begun converting critical data processing systems. The project also includes determining whether third party service providers have reasonable plans in place to become year 2000 compliant. The Plan Sponsor currently expects the project to be complete by December 1998. The Plan Sponsor does not expect this project to have a significant effect on plan operations.

10. Subsequent Events

Change in Trustees

The Plan changed trustees effective January 1, 1998 from First Union National Bank to Fidelity Management Trust Company. As of January 1, 1998, the Plan will offer eight new investment options managed by Fidelity. The Plan will retain two of the current investment options, Insignia Stock Fund and the Fidelity Contrafund.

Company Merger and Spin-Off

On March 17, 1998, the Company and Insignia/ESG, Inc. entered into an Agreement and Plan of Merger with Apartment Investment and Management Company ("AIMCO"), and AIMCO Properties, L.P. Subject to certain conditions, including regulatory approval and the approval of the stockholders of the Company, the Merger is expected to occur in the third quarter of 1998. The existing plan will be administered by AIMCO after the Merger. Prior to the AIMCO Merger, the Company will spin off to its stockholders the stock of an entity that will become a separate public company and will include Insignia/ESG; The International Commercial Real Estate Services Company; Insignia Residential - New York; the Company's single-family home brokerage operations and other select holdings. Participant account balances as of the date of the Merger, other than the accounts of those participants who will become AIMCO employees, will be transferred directly into a new 401(k) plan offered by the new public entity which will be similar to the current plan.

                             Supplemental Schedules

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan
                                 EIN: 13-3591193
                                Plan Number: 001

                 Schedule of Assets Held for Investment Purposes
                                (Form 5500 - 27a)

                                December 31, 1997


                             Description of Investments
                              Including Maturity Date,
Identity of Issue, Borrower,    Rate of Interest,                    Current
 Lessor or Similar Party      Par or Maturity Value      Cost         Value
--------------------------------------------------------------------------------

Mutual funds:
   First Union National Bank -
     Evergreen Value Fund  *     354,720 units     $  8,353,802    $11,451,693
   First Union National Bank -
     Evergreen Balanced Fund  *  516,883 units        7,350,157      9,604,690
   First Union National Bank -
     Evergreen Short-
     Intermediate Bond Fund  *    81,265 units          869,693        922,642
   Fidelity Contrafund           112,381 units        5,790,586      6,786,796
                                                    ---------------------------
                                                     22,364,238     28,765,821

Common trust fund:
   First Union National Bank -
     Stable Investment
     Fund II  *                  334,450 units        4,947,633      5,363,155

Insignia Stock Fund  *            87,116 units        2,952,160      3,287,855

Loans to participants, with
     interest rates ranging
     from 7% to 9.5% and maturity
     dates from 1997 to 2001  * 1,674,733 units               -      1,674,733
                                                    ---------------------------
                                                    $30,264,031    $39,091,564
                                                    ===========================


__________

*   Indicates party-in-interest to the Plan.

                         Insignia Financial Group, Inc.
                         401(k) Retirement Savings Plan
                                 EIN: 13-3591193
                                Plan Number: 001

                  Schedule of Loans or Fixed Income Obligations
                                (Form 5500 - 27b)

                                December 31, 1997



                                               Amount Received
                              Original      During Reporting Year     Unpaid
Identity and address            Loan         ---------------------  Balance at
    of Obligator               Amount      Principal    Interest    End of Year
-------------------------------------------------------------------------------

Maria Anderson  *             $7,000         $340         $106          $6,660
Deborah Cates  *               4,500            -            -           4,291
Winfred Dougherty  *           3,000          177           65           2,506
Teresa Duncan  *               1,700           65           13           1,603
Stephen Gresham  *               700           26           13             687
Steven Hutzell  *              4,700          156           35           2,513
John Landefeld                 3,900          627           35             969
David Morris  *                2,613            -            -           2,613
James Rice  *                  1,300          107           26           1,000
Martin Sangong  *              1,900          182           22           1,599
James Willis  *                1,500            -            -             479
David Woodson  *               6,600            -            -           5,625



__________

*   Indicates party-in-interest to the Plan.





         Detailed Description of Loan Including:
-----------------------------------------------------------------
                                    Renegotiation of the
           Matur-  Inter- Value          Type and          Other  Amount Overdue
  Loan      ity     est  of Col-      Loan and Terms      Material Prin-  Inter-
 Issued    Date    Rate  lateral     of Renegotiation      Items   cipal   est
--------------------------------------------------------------------------------

 2/18/97  3/15/00  9.25%  None  1099 issued to participant  None  $6,660    $ -
 8/12/96  8/28/01  9.25%  None  1099 issued to participant  None   4,291      -
 6/13/96 12/19/97  9.25%  None  1099 issued to participant  None   2,506      -
12/02/96 12/15/98  9.25%  None  1099 issued to participant  None   1,603      -
 1/30/97  2/08/02  9.25%  None  1099 issued to participant  None     687      -
 6/15/94  7/01/99  8.25%  None  1099 issued to participant  None   2,513      -
 8/04/95  8/29/97  9.75%  None  1099 issued to participant  None     969      -
 1/15/96 12/31/98  8.54%  None  1099 issued to participant  None   2,613      -
 6/12/96  6/18/99  9.25%  None  1099 issued to participant  None   1,000      -
 6/04/96  7/01/01  9.25%  None  1099 issued to participant  None   1,599      -
 3/24/93  3/31/98  7.00%  None  1099 issued to participant  None     479      -
 4/03/96  4/07/00  9.25%  None  1099 issued to participant  None   5,625      -




                                         Insignia Financial Group, Inc. 401(k) Retirement Savings Plan
                                                                EIN: 13-3591193
                                                                Plan Number: 001

                                             Schedule of Reportable Transactions (Form 5500 - 27d)

                                                          Year ended December 31, 1997


                                                                                                        Current Value
                                                                                                         of Assets on
                                                                  Purchase      Selling      Cost of     Transaction   Net Gain
       Identity of Party Involved       Description of Assets      Price         Price        Assets        Date         (Loss)
-----------------------------------------------------------------------------------------------------------------------------------


Category (iii) - Series of transactions in
   excess of five percent of Plan assets:
------------------------------------------
------------------------------------------

     First Union National Bank  *     Stable Investment Fund II:
                                         Aggregate purchases      $2,670,582   $            $2,670,582   $2,670,582      $      -
                                                                                        -
                                         Aggregate sales                   -    2,693,170    2,545,992    2,693,170       147,178

     First Union National Bank  *     Evergreen Balanced Fund:
                                         Aggregate purchases       2,942,286            -    2,942,286    2,942,286             -
                                         Aggregate sales                   -    2,341,405    1,896,193    2,341,405       445,212

     First Union National Bank  *     Evergreen Value Fund:
                                         Aggregate purchases       3,967,959            -    3,967,959    3,967,959             -
                                         Aggregate sales                   -    2,674,084    2,098,179    2,674,084       575,905

     Fidelity Investments, Inc.  *    Fidelity Contrafund:
                                         Aggregate purchases       3,552,728            -    3,552,728    3,552,728             -
                                         Aggregate sales                   -    1,800,244    1,554,573    1,800,244       245,672


                      Insignia Financial Group, Inc. 401(k) Retirement Savings Plan
                                             EIN: 13-3591193
                                             Plan Number: 001

                    Schedule of Reportable Transactions (Form 5500 - 27d) (continued)





                                                                                                           Current Value
                                                                                                           of Assets on
                                                                           Purchase    Selling     Cost of  Transaction    Net Gain
       Identity of Party Involved             Description of Assets         Price       Price       Assets      Date        (Loss)
-----------------------------------------------------------------------------------------------------------------------------------


     Insignia Financial Group, Inc.  *     Daily Insignia Stock Fund:
                                              Aggregate purchases        $1,870,136  $           $1,870,136  $1,870,136   $      -
                                                                                              -
                                              Aggregate sales                     -   1,664,455   1,733,548   1,664,455    (69,093)

__________

*  Indicates party-in-interest to the Plan.


Note: There were no category (i), (ii) or (iv) reportable transactions during the year ended December 31, 1997.

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-84700) pertaining to the registration of 300,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock in the Insignia Financial Group, Inc. 401-K Plan, (2) the Registration Statement (Form S-8 No. 33-82414) pertaining to the registration of an additional 1,000,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (3) the Registration Statement (Form S-8 No. 33-79490) pertaining to the registration of 575,000 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock, (4)
the Registration Statement (Form S-8 No. 33-55278) pertaining to the registration of an additional 333,333 shares (prior to giving effect to the two-for-one stock split) of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (5) the Registration Statement (Form S-8 No. 333-07155) pertaining to the registration of options to purchase 1,482,879 shares of Class A Common Stock and the shares underlying such options pursuant to Insignia's Non-Qualified Stock Option Agreements, (6) the Registration Statement (Form S-8 No. 333-09449) pertaining to the registration of 400,000 shares of Class A Common Stock under Insignia's 1995 Non-Employee Director Stock Option Plan, (7) the Registration Statement (Form S-8 No. 333-10685) pertaining to the registration of an additional 2,000,000 shares of Class A Common Stock under Insignia's 1992 Stock Incentive Plan, (8) the Registration Statement (Form S-8 No. 333-17791) pertaining to the registration of 728,000 shares of Class A Common Stock, (9) the Registration Statement (Form S-3 Nos. 333-17595 and 333-17595-01) and related prospectus of Insignia Financial Group, Inc. and Insignia Financing I for the registration of 2,990,000 Convertible Preferred Securities of Insignia Financing I, 7,941,338 of Class A Common Stock of Insignia Financial Group, Inc. and certain other securities (including shares of Class A Common Stock) and (10) the Registration Statement (Form S-8 No. 333-33551) pertaining to the registration of an additional 583,334 shares of Class A Common Stock under Insignia's 1992 Stock Incentive Plan of our report dated June 5, 1998 with respect to the financial statements and schedules of Insignia Financial Group, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                         /s/  ERNST & YOUNG LLP
                                         ----------------------


Greenville, South Carolina
June 19, 1998

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Advisory Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                                INSIGNIA FINANCIAL GROUP, INC.
                                401(k) RETIREMENT SAVINGS PLAN
                                (Name of Plan)



                                By: /s/Ronald Uretta
                                ------------------------------------
                                    Ronald Uretta
                                    Plan Advisory Committee Chairman